[AETNA LETTERHEAD]                            151 Farmington Avenue
[AETNA LOGO]                                  Hartford, CT 06156

August 20, 1997                               Julie E. Rockmore
                                              Counsel
                                              Law Division, RE4A
                                              Investments & Financial Services
                                              (860) 273-4686
                                              Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:    Aetna Life Insurance and Annuity Company and its Variable
       Annuity Account C
       Post-Effective Amendment No. 12 to Registration Statement on
       Form N-4
       Prospectus Title: Opportunity Plus - Group Variable Multiple Option Annuity Contracts
       File Nos. 33-75962* and 811-2513

Dear Sir or Madam:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"), in connection with the registration on Form N-4 of interests in Variable Annuity Account C of the Company. It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the N-4 Registration Statement as amended to date and this Post-Effective Amendment No. 12. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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*    Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statement: 33-75978.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore